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                                                                  EXHIBIT (a)(8)

                                ING EQUITY TRUST

                 CERTIFICATE OF ESTABLISHMENT AND DESIGNATION OF
                   SERIES AND CLASSES OF SHARES OF BENEFICIAL
                       INTEREST, PAR VALUE $0.01 PER SHARE

                                  JULY 10,2002

         The undersigned, being all the Trustees of the ING Equity Trust, a Massachusetts business trust (the "Trust"), acting pursuant to Sections 5.11 and
5.13 of the Declaration of Trust dated June 12, 1998 (the "Declaration of Trust"), hereby establish nine additional series of the Trust (each a "Fund," and, collectively the "Funds") and divide the shares of beneficial interest of each Fund into separate classes (each a "Class," and collectively, the "Classes"), the Funds and the Classes hereby created having the following special and relative rights:

1.                The Funds shall be designated as follows:

                        ING Convertible Fund;
                        ING Equity and Income Fund
                        ING Financial Services Fund;
                        ING Growth Opportunities Fund;
                        ING Large Company Value Fund;
                        ING LargeCap Growth Fund;
                        ING Research Enhanced Index Fund;
                        ING SmallCap Opportunities Fund; and
                        ING Tax Efficient Equity Fund

2.                The Classes of each Fund shall be designated as follows:

                        ING Convertible Fund:
                            ING Convertible Fund Class A;
                            ING Convertible Fund Class B;
                            ING Convertible Fund Class C; and
                            ING Convertible Fund Class Q

                        ING Equity and Income Fund:
                            ING Equity and Income Fund Class A;
                            ING Equity and Income Fund Class B;
                            ING Equity and Income Fund Class C;
                            ING Equity and Income Fund Class Q; and
                            ING Equity and Income Fund Class T

                        ING Financial Services Fund:
                            ING Financial Services Fund Class A;
                            ING Financial Services Fund Class B;
                            ING Financial Services Fund Class C; and
                            ING Financial Services Fund Class Q

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                        ING Growth Opportunities Fund:
                            ING Growth Opportunities Fund Class A;
                            ING Growth Opportunities Fund Class B;
                            ING Growth Opportunities Fund Class C;
                            ING Growth Opportunities Fund Class I;
                            ING Growth Opportunities Fund Class Q; and
                            ING Growth Opportunities Fund Class T

                        ING Large Company Value Fund:
                            ING Large Company Value Fund Class A;
                            ING Large Company Value Fund Class B;
                            ING Large Company Value Fund Class C;
                            ING Large Company Value Fund Class I; and
                            ING Large Company Value Fund Class Q

                        ING LargeCap Growth Fund:
                            ING LargeCap Growth Fund Class A;
                            ING LargeCap Growth Fund Class B;
                            ING LargeCap Growth Fund Class C;
                            ING LargeCap Growth Fund Class I; and
                            ING LargeCap Growth Fund Class Q

                        ING Research Enhanced Index Fund:
                            ING Research Enhanced Index Fund Class A;
                            ING Research Enhanced Index Fund Class B;
                            ING Research Enhanced Index Fund Class C;
                            ING Research Enhanced Index Fund Class I; and ING Research Enhanced Index Fund Class Q

                        ING SmallCap Opportunities Fund:
                            ING SmallCap Opportunities Fund Class A;
                            ING SmallCap Opportunities Fund Class B;
                            ING SmallCap Opportunities Fund Class C;
                            ING SmallCap Opportunities Fund Class I;
                            ING SmallCap Opportunities Fund Class Q; and
                            ING SmallCap Opportunities Fund Class T

                        ING Tax Efficient Equity Fund:
                            ING Tax Efficient Equity Fund Class A;
                            ING Tax Efficient Equity Fund Class B; and
                            ING Tax Efficient Equity Fund Class C

3. Each Fund shall be authorized to invest in cash, securities, instruments and other property as from time to time described in each Fund's then current registration statement on Form N-1A (File No. 33-56881) as filed with the United States Securities and Exchange Commission with respect to each Fund under the

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                  Securities Act of 1933, as amended (the "Registration
                  Statement"). Each Share of each Class of the beneficial interests of each Fund shall be redeemable, shall represent a pro rata beneficial interest in the assets allocated to such Class of the Shares of such Fund, and shall be entitled to receive its pro rata share of the net assets allocable to such Class of Shares of its respective Fund upon the liquidation of such Fund, all as provided in the Declaration of Trust. The proceeds of sales of Shares of each Fund, together with any income and gain thereon, less any diminution or expenses thereof, shall irrevocably belong to that respective Fund, unless otherwise required by law.

4. Each Share of beneficial interest of each Fund shall be entitled to one vote (or fraction thereof in respect of a fractional share) on matters which such Shares (or Class of Shares) shall be entitled to vote. Shareholders of the Fund shall vote together as a class on any matter, except to the extent otherwise required by the Investment Company Act of 1940, as amended or when the Trustees have determined that the matter affects only the interest of Shareholders of a certain series within the Trust, in which case only the Shareholders of such series shall be entitled to vote thereon.

5. The assets and liabilities of the Trust shall be allocated among each Fund and each other series within the Trust, as set forth in Section 5.11 of the Declaration of Trust except as described below:

                  a. Liabilities, expenses, costs, charges or reserves relating to the distribution of, and other identified expenses that should be properly allocated to the Shares of a particular Class of any Fund may be charged to and borne solely by such Class and the bearing of expenses solely by a Class of Shares may be appropriately reflected and cause differences in net asset value attributable to, and the dividend, redemption and liquidation rights of, the Shares of different classes

                  b. The Trustees may from time to time in particular cases make specific allocation of assets or liabilities among the series within the Trust and each allocation of liabilities, expenses, costs, charges and reserves by the Trustees shall be conclusive and binding upon the Shareholders of all series for all purposes.

6. Shares of each Class of a Fund may vary as to rights of redemption and conversion rights, as set forth in the then current prospectus for that Fund.

7. The shares of each Fund and of each Class of any such Fund shall be subject to all provisions of the Declaration of Trust, including the preferences, rights, voting powers, restrictions, limitations as to dividends, qualifications, conversion rights and terms and conditions of redemption described therein.

8. The Trustees (including any successor Trustee) shall have the right at any time and from time to time to reallocate assets and expenses or to change the designation of each Fund or any Class thereof now or hereafter created, or otherwise change the special and relative rights of the Shareholders of each Fund or Class.

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         IN WITNESS WHEREOF, the undersigned have executed this instrument this
1st day of July, 2002.


-s- Paul S. Doherty                         -s- Jock Patton
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Paul S. Doherty, as Trustee                 Jock Patton, as Trustee

-s- J. Michael Earley                       -s- David W.C. Putnam
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J. Michael Earley, as Trustee               David W.C. Putnam, as Trustee

-s- R. Barbara Gitenstein                   -s- Blaine E. Rieke
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R. Barbara Gitenstein, as Trustee           Blaine E. Rieke, as Trustee

-s- R. Glenn Hilliard                       -s- John G. Turner
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R. Glenn Hilliard, as Trustee               John G. Turner, as Trustee

-s- Walter H. May                           -s- Roger B. Vincent
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Walter H. May, as Trustee                   Roger B. Vincent, as Trustee

-s- Thomas J. McInerney                     -s- Richard A. Wedemeyer
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Thomas J. McInerney, as Trustee             Richard A. Wedemeyer, as Trustee